Deed of Assignment by La Salle Street Ventures to Global One Enterprises Limited

THIS deed of Assignment is made in Hong Kong on this, the , day in the month of March in the year 2004.

BETWEEN :-

(A) AMIR S. JOHAN trading as LA SALLE STREET VENTURES (A Private Proprietary, Investment and Venture Capital Business Registered in Hong Kong), of Suite 1305, Workingfield Commercial Building, 408 Jaffe Road, Causeway Bay, Hong Kong ("La Salle"); AND

(B) GLOBAL ONE ENTERPRISES LIMITED a company registered and existing under the Laws of Hong Kong and whose registered address is at 2001, 20th Floor, Central Plaza, 18 Harbor Road, Wanchai Hong Kong ("Global One");

WHEREAS :-

1. La Salle has entered into various Call and Put Agreements with various listed and unlisted companies, the terms of which are more specifically described in the Agreements, certified copies of which are annexed herewith as Schedule One A to E.

2. La Salle desirous to assign and Global One has agreed to accept the assignment by La Salle to Global One of certain rights and privileges referred to and described in the copies of Agreements annexed herewith as Schedule One A to E.

3. La Salle agrees to accept and Global One agrees to issue, in consideration of the Assignment by La Salle to Global One of certain rights and privileges referred to and described in the copies of Agreements appended herewith as Schedule One A to E, One Hundred Twenty Two Million Four
      Hundred Ten Thousand (122,410,000) fully paid shares of US$1.00 each in Global One.

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NOW IT IS HEREBY AGREED as follows:-
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(1)   In  consideration  of La Salle  agreeing  and  Global  One  accepting  the assignment from La Salle, certain rights and privileges more specifically described in the Agreements made between La Salle and various companies and individuals copies of which Agreement and any variations thereof are annexed hereto as Schedule Two A to E, Global One agrees to issue to La Salle 122,410,000 fully paid up full voting ordinary shares of US$1.00 each in Global One. Such shares to rank pari passu with all other shares issued by Global One.

(2) Save for the following clauses in each of the Agreements herein described, all the rights and privileges in each of the Agreements and any variations thereof are hereby assigned to Global One by La Salle : -

      (a) Clause No 7 (A) to (D) inclusive, of the Agreement dated 10th March 2003 in respect of shares in Kiu Hung International Holdings Ltd.

      (b) Clause No 7 (A) to (D) inclusive, of the Agreement dated 10th March 2003 in respect of shares in Teem Foundation Group Limited.

(3)   WARRANTIES

      La Salle warrants that as at the date of this agreement : -

      (a) La Salle is a sole proprietorship registered in Hong Kong, and has the power and authority to own assets and to conduct legal business operations;

      (b) La Salle has the power to enter into, exercise its rights and perform and comply with its obligations under, this Deed of Assignment;

      (c) To the best of its knowledge its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Deed of Assignment does not and will not violate (a) any law or rule to which it is subject.

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      (d)   Its obligations under this Deed of Assignment are valid, binding and enforceable in accordance with their terms;

      (e) neither it nor any of its assets are entitled to immunity from suit, execution, attachment or other legal process and its entry into this Deed of Assignment constitutes, and the exercise of its rights and performance of and compliance with its obligations under this Deed of Assignment will constitute, private and commercial acts done and performed for private and commercial purposes;

      (f) its entry into this Deed of Assignment, the exercise of its rights and/or performance of or compliance with its obligations under this Deed of Assignment does not and will not (a) violate any agreement to which it is a party or which is binding on it or its assets or
            (b) result in the existence of, or oblige it to create, any security over such assets; and

      (g) each of the above warranties are correct and accurate and complied with in all respects so long as La Salle continues to have any obligation under this Deed of Assignment as if it were repeated by reference to the existing circumstances.

(4)   UNDERTAKING

      La Salle undertakes that in the event through no fault of Global One any of the Call Options in respect of any of the companies named in Schedule A to F hereto cannot be exercised on their given terms then La Salle shall make good and offer to Global One a substitute company (or companies) of equal or better value and on equal or better terms. Global One shall have the right but not the obligation to accept such substitution.

      La Salle's obligation under this clause (4) shall be done and fulfilled upon the offering by it of such substitute company (or companies) notwithstanding Global One's acceptance or non acceptance thereof.

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(5)   ASSIGNMENT

      (A) This Deed of Assignment shall benefit and be binding on the parties hereto, their respective successors and any permitted assignee or transferee of some or all of a party's rights or obligations under this Deed of Assignment.

      (B) Neither Global One nor La Salle shall be entitled to assign all or any part of its rights or obligations under this Deed of Assignment unless agreed to by the parties in writing.

(6)   GENERAL

      (A) Clause headings are inserted for convenience only and shall be ignored in construing this Deed of Assignment.

      (B) References to clauses are to a clause of this Deed of Assignment and references to sub-clauses are to a sub-clause of the clause in which the reference appears.

      (C) Time shall be of the essence of this Deed of Assignment but no failure by La Salle or Global One to exercise, and no delay on its part in exercising, any right or remedy under this Deed of Assignment will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed of Assignment are cumulative and not exclusive of any rights or remedies provided by law.

      (D) Any provision of this Deed of Assignment may be amended only if Global One and La Salle so agree in writing.

      (E) Both La Salle and Global One undertake to do all such acts and things as may be necessary in connection with the implementation of this Deed of Assignment including, without limitation, signing, executing or delivery to the parties all such instruments, forms and other documents as may be necessary or desirable or registering or filing any document (including this Deed of Assignment) with any governmental or other authority.

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      (F)   The illegality,  invalidity or  unenforceability of any provision of this Deed of Assignment under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provisions.

      (G) This Deed of Assignment contains the entire respective rights and obligations of La Salle and Global One and supersedes any previous expressions of intent or understanding, written or oral, in respect of the transaction(s) contemplated in this Deed of Assignment.

      (H) The parties acknowledge that they have read, fully understood and taken appropriate legal and other professional advice and have not been induced to enter into this Deed of Assignment in reliance upon any warranty, representation, term, condition or any other statement (written or verbal), made or given by La Salle or Global One or any of its agents, save as contained in this Agreement.

      (I) All costs and expenses towards the preparation of this Agreement shall be borne solely by La Salle.

      (J) All applicable warranties, representations, undertakings and other provisions of this Deed of Assignment will not merge or terminate upon the payment of any sum by the parties, but shall remain in full force and effect at all times thereafter.

      (K) Warranties and undertakings made by La Salle pursuant to this Agreement will not terminate upon any concession, temporary or permanent, granted by Global One to La Salle but shall remain in full force and effect at all times thereafter.

(7)   NOTICES

      (A) Any notice required or permitted to be given under this Deed of Assignment or in connection with the matters contemplated hereunder, shall be in writing in the English language.

      (B) Any such notice shall be addressed as provided in sub-clause (C) and it may be : -

            (1) delivered by courier and receipt duly acknowledged, in which case it will be deemed to have been given upon delivery at the relevant address;

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            (2)   if within Hong Kong, sent by pre-paid registered post in which case it shall be deemed to have been given three (3) Business days after the date of posting;

            (3) if from any place outside Hong Kong, sent be pre-paid registered airmail, in which case it shall be deemed to have been given ten (10) Business Days after the date of posting;

      (C) The addresses and other details of the parties referred to in sub-clause (B) are, subject to sub-clause (D) : -

NAME:         AMIR S. JOHAN trading as LA SALLE STREET VENTURES

ATTENTION:    Mr. Steven - Johan

ADDRESS:      Suite 1305, Workingfield Commercial Building, 408
              Jaffe Road, Causeway Bay, Hong Kong

NAME:         GLOBAL ONE ENTERPRISES LIMITED

ATTENTION:    THE COMPANY SECRETARY

ADDRESS:      2001, 20th Floor, Central Plaza, 18 Harbor Road, Wanchai Hong Kong

      (D) Either party to this Agreement may notify the other of any change to the address and other details specified in sub-clause (C), provided that such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is deemed to have been given, whichever is later and provided also that any changed address shall be in Hong Kong.

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(8)   GOVERNING LAW

      This Deed of Assignment shall be governed by, and construed in all respects in accordance with the Laws of Hong Kong, S A R. Global One and La Salle hereby irrevocably submit to the nonexclusive jurisdiction of the Laws of Hong Kong.

(9)   DISPUTE RESOLUTION

      (A) Any dispute arising out of this Deed of Assignment, including any question regarding its existence, scope, validity or termination or of this clause, shall be referred to and finally resolved by arbitration in Hong Kong in accordance with the Domestic Arbitration Rules of the Hong Kong International Arbitration Centre ("HKIAC").

      (B) A sole Arbitrator shall hear any such dispute. He or she shall be appointed by the parties jointly. Failing agreement as to his or her identity within fourteen (14) days after the relevant dispute has arisen, The claimant in the Arbitration shall be entitled to instruct the Secretary General of the HKIAC to determine his or her identity. The parties hereby agree to be bound by such determination and subsequent appointment.

      (C) The place of such arbitration shall be in Hong Kong and the proceedings shall be conducted and any award given in English.

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AS  WITNESS  :The Hands and Seal of Amir S.  Johan  trading  as LA SALLE  STREET
VENTURES and of GLOBAL ONE ENTERPRISES LIMITED is affixed the day, the month and the year first above written.


SIGNED and Sealed by
(Amir S. Johan HKID No K 498988 (0)
Trading as LA SALLE STREET VENTURES                     ________________________
in the presence of : -
Name :     (          HKID No _ _ _ _  _ ( _ )

Signature :_______________________



SIGNED and Sealed
THE COMMON SEAL OF
GLOBAL ONE ENTERPRISES LIMITED
was affixed in the  Presence of :-                       Common Seal

Director:    _____________________________


Director:    _____________________________



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